SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                        ---------------------------

                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                  CORPORATION DESIGNATED TO ACT AS TRUSTEE

       Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) (X)
                          ------------------------

                               CITIBANK, N.A.
            (Exact name of trustee as specified in its charter)

399 Park Avenue, New York, New York                 13-5266470
(Address of principal executive office)           (I.R.S. employer
                                                  identification no.)
         10043
        (Zip Code)

                          -----------------------
                                Hasbro, Inc.
            (Exact name of obligor as specified in its charter)

        Rhode Island                             05-0155090
(State or other jurisdiction of                (I.R.S. employer
incorporation or organization)                 identification no.)


      1027 Newport Avenue
         Pawtucket, RI                               02861
(Address of principal executive offices)           (Zip Code)


                              Debt Securities
                    (Title of the indenture securities)




Item 1.   General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                     Address
          ----                                     -------
          Comptroller of the Currency             Washington, D.C.
          Federal Reserve Bank of New York        New York, NY
          Federal Deposit Insurance Corporation   Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the
          Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.

          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of
          Citibank, N.A. (as of March 31, 1998 - attached)

          Exhibit 8 - Not applicable.

          Exhibit 9 - Not applicable.


                             ------------------


                                 SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 17th day of July, 1998.



                              CITIBANK, N.A.

                              By   /s/ Florence Mills
                                  _______________________
                                  Florence Mills
                                  Senior Trust Officer

                             Charter No. 1461
                        Comptroller of the Currency
                           Northeastern District

                            REPORT OF CONDITION
                               CONSOLIDATING
                           DOMESTIC AND FOREIGN
                              SUBSIDIARIES OF

                              Citibank, N.A.

of New York in the State of New York, at the close of business on March 31, 1998, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                ASSETS

                                                                Thousands
                                                                of dollars
                                                                ----------
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency
    and coin ................................................   $   6,890,000
Interest-bearing balances ...................................      14,848,000
Held-to-maturity securities .................................               0
Available-for-sale securities ...............................      31,464,000
    Federal funds sold and securities purchased
    under agreements to resell ..............................      19,345,000
Loans and lease financing receivables:
    Loans and Leases, net of unearned
      income .................................  $ 159,106,000
    LESS: Allowance for loan and lease
      losses .................................      4,259,000
Loans and leases, net of unearned income,
  allowance, and reserve ....................................     154,847,000
Trading assets ..............................................      36,633,000
Premises and fixed assets (including capitalized
  leases) ...................................................       3,376,000
Other real estate owned .....................................         485,000
Investments in unconsolidated subsidiaries and
  associated companies ......................................       1,386,000
Customers' liability to this bank on acceptances
  outstanding ...............................................       1,824,000
Intangible assets ...........................................         160,000
Other assets ................................................       9,670,000
                                                                -------------
TOTAL ASSETS ................................................   $ 280,928,000
                                                                =============

                             LIABILITIES

Deposits:
    In domestic offices .....................................   $  37,884,000
    Noninterest-bearing .....................   $  12,822,000
    Interest-bearing ........................      25,062,000
In foreign offices, Edge and Agreement
  subsidiaries, and IBFs ....................................     155,776,000
    Noninterest-bearing .....................       9,878,000
    Interest-bearing ........................     145,898,000
Federal funds purchased and securities sold
  under agreements to repurchase .............................      7,429,000
Trading liabilities ..........................................     29,266,000
Other borrowed money (includes mortgage indebtedness
  and obligations under capitalized leases):
    With a remaining maturity of one  year or less ...........      9,518,000
    With a remaining maturity of more than one year
      through three years ....................................      2,340,000
    With a remaining maturity of more than three years .......        898,000
Bank's liability on acceptances executed and
  outstanding ................................................      1,992,000
Subordinated notes and debentures ............................      5,600,000
Other liabilities ............................................     12,507,000
                                                                -------------
TOTAL LIABILITIES ............................................  $ 263,210,000
                                                                =============

                           EQUITY CAPITAL

Perpetual preferred stock and related surplus ................              0
Common stock .................................................  $     751,000
Surplus ......................................................      7,604,000
Undivided profits and capital reserves .......................      9,617,000
Net unrealized holding gains (losses) on
  available-for-sale securities ..............................        443,000
Cumulative foreign currency translation adjustments ..........       (697,000)
                                                                -------------
TOTAL EQUITY CAPITAL .........................................  $  17,718,000
                                                                -------------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
  AND EQUITY CAPITAL .........................................  $ 280,928,000
                                                                =============


I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                 ROGER W. TRUPIN
                                                 CONTROLLER


We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                 PAUL J. COLLINS
                                                 JOHN S. REED
                                                 WILLIAM R. RHODES
                                                 DIRECTORS